Exhibit 10.3

AMENDMENT TO

OPTION AGREEMENT

This Amendment (this “Amendment”) is made and entered into as of October 25, 2022 (the “Effective Date”), by and between CGC Sponsor LLC, Delaware limited liability company (the “Sponsor”), and the Investor set forth on the signature pages to the Option Agreement (as defined below) (the “Investor”). The above parties are referred to collectively herein as the “Parties,” and individually as a “Party.”

RECITALS

WHEREAS, the Parties have previously entered into that certain Option Agreement, dated September 19, 2022 and attached hereto as Exhibit A (the “Option Agreement”); and

WHEREAS, the Sponsor desires to amend the Option Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Sponsor hereby agrees as follows:

A. Defined Terms and Recitals. Except as otherwise defined herein, all capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Business Combination Agreement, as amended, or the Option Agreement, as applicable.

B. Amendments to Option Agreement. Section 1(a) of the Option Agreement is hereby amended and restated in its entirety as follows:

“Upon the terms and subject to the conditions set forth in this Agreement, commencing on the closing date of the Transaction (the “Closing Date”), the Investor shall have an option (the “Option”) to acquire the Option Shares from the Sponsor at a purchase price of, from the Closing Date until the earlier to occur of the first anniversary of the Closing Date or the Expiration Date, $10.50 per Option Share or, from the first anniversary of the Closing Date until the Expiration Date, $11.50 per Option Share (such applicable price, the “Purchase Price”). The Purchase Price shall automatically be adjusted on the same terms and subject to the same conditions if the exercise price of the warrants (the “Warrants”) issued pursuant to that certain Warrant Agreement, dated as of February 23, 2021, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), is adjusted.”

C. No Further Modification. Except as set forth herein, the Option Agreement remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Option Agreement and this Amendment, the terms of this Amendment shall control.

D. Governing Law. This Amendment, and any claim or cause of action hereunder based upon, arising out of or related to this Amendment (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Amendment, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Sponsor has caused this Amendment to be executed as of the day and year first written above.

SPONSOR:

CGC SPONSOR LLC

By:	/s/ Peter Yu
Name: Peter Yu
Title: President

EXHIBIT A

Option Agreement

(attached)